Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of SEACOR Marine Holdings, Inc. of our report dated December 8, 2016 relating to the financial statements of Mantenimiento Express Marítimo, S. A. P. I. de C. V., which appears in the Amendment No. 1 to the Annual Report on Form 10-K of SEACOR Marine Holdings Inc. (the “Amendment”) for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, S.C.

Mexico City, Mexico

June 15, 2018